UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2006, Acusphere, Inc. (“we” or “us”) entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”). Specifically, we entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”) that provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $30,000,000 of our common stock, or the number of shares that is one less than twenty percent (20%) of the issued and outstanding shares of our common stock as of August 31, 2006, whichever occurs first, over the 18-month term of the Purchase Agreement. No shares of common stock were issued to Azimuth in connection with the execution and delivery of the Purchase Agreement. From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase our common stock over 10 consecutive trading days or such other period mutually agreed upon by us and Azimuth, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down, and further subject to the satisfaction of customary closing conditions. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by us and Azimuth. We are not required to sell any shares of common stock under the Purchase Agreement.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.875% to 5.875%, based on the volume weighted average price of our common stock. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock during each draw down pricing period for an amount that we specify. Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount ranging from 3.875% to 5.875%, based on the volume weighted average price of our common stock.

As described above, the number of shares to be issued by us in connection with any draw down pricing period, and the aggregate purchase price for these shares, will not be known until the draw down pricing period is complete.  Accordingly, we do not expect that we will publicly announce the issuance by us of a draw down notice to Azimuth, if any, or the grant by us to Azimuth of the right to exercise an option to purchase additional shares of our common stock during a draw down pricing period, in either case, until the completion of the draw down pricing period.  Following completion of the draw down pricing period, we will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to our

Registration Statement on Form S-3 (File No. 333-134263) (the “Registration Statement”), covering such sale of shares.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, our Registration Statement also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Azimuth has informed us that, unless it notifies us that it will use a different broker-dealer and we have filed a prospectus supplement to our Registration Statement, it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing will be made with the Corporate Financing Department of the National Association of Securities Dealers, Inc., (the “NASD”), under Rule 2710 of the NASD’s Conduct Rules. Among other customary conditions to the parties obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Azimuth, and Azimuth is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the NASD to the effect that the NASD’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the NASD raises an objection to the terms of the Purchase Agreement or has otherwise failed to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to October 30, 2006, either we or Azimuth may terminate the Purchase Agreement, provided that the terminating party has used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the NASD’s objection or failure to obtain such confirmation from the NASD.

Azimuth has informed us that the shares of common stock may be sold in one or more of the following manners:

•       ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•       a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•       may not engage in any stabilization activity in connection with our securities;

•       must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•       may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in our Registration Statement, or any omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Azimuth expressly for inclusion therein. We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement. We have also agreed to pay, on a quarterly basis, up to $12,500 of Azimuth’s due diligence expenses during the term of the Purchase Agreement, including attorneys’ fees and expenses incurred in connection therewith, and attorneys’ fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, an untrue statement or alleged untrue statement included in the prospectus that forms a part of our Registration Statement or any prospectus supplement or any amendment or supplement to such prospectus or any prospectus supplement, or any omission or alleged omission to state in such prospectus or any prospectus supplement or any amendment or supplement to such prospectus or any prospectus supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information provided to us by Azimuth expressly for inclusion therein.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SIPC, a placement fee equal to 1.125% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 7.01             REGULATION FD DISCLOSURE

On August 31, 2006, we issued a press release announcing the entry into the Purchase Agreement described in Item 1.01 above.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of August 31, 2006, by and between the registrant and Azimuth Opportunity Ltd., filed herewith
99.1	Press Release dated August 31, 2006, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: August 31, 2006	By:	/s/ Sherri C. Oberg
Name: Sherri C. Oberg
Title: President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of August 31, 2006, by and between the registrant and Azimuth Opportunity Ltd., filed herewith
99.1	Press Release dated August 31, 2006, furnished herewith